UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2004

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5959 LAS COLINAS BOULEVARD, IRVING, TEXAS 75039-2298

          (Address of principal executive offices)                                            (Zip Code)

 (Registrant’s telephone number, including area code): (972) 444-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On November 22, 2004, the Compensation Committee of Exxon Mobil Corporation (the "Corporation" or "ExxonMobil") took the following actions in connection with the regular annual grant of short- and long-term incentive awards to ExxonMobil executive officers:

•

Established a total ceiling of $184 million in respect of 2004 under the Corporation's Short Term Incentive Program, of which bonuses aggregating $25,213,748 were awarded to the Corporation's 17 current executive officers.  Such bonuses will be settled approximately 50 percent in cash to be paid by year end and approximately 50 percent in the form of earnings bonus unit ("EBU") awards.  Each EBU granted in 2004 entitles the executive to receive an amount in cash equal to ExxonMobil's cumulative net income per common share as announced each quarter beginning after the grant.  Payout occurs on the third anniversary of the date of grant or when the maximum settlement value of $3.25 per unit is reached, if earlier.  Payouts of EBUs may not be accelerated but may be deferred under certain limited circumstances.  The form of EBU instrument granted in 2004 is filed as Exhibit 99.2 to this report.

•

Established a total ceiling of 13 million shares in respect of 2004 to be granted as restricted stock or restricted stock units under the Corporation's 2003 Incentive Program, of which restricted stock awards aggregating 1,674,800 shares were awarded to the Corporation's 17 current executive officers.  The restricted shares granted to the Corporation's executive officers may not be sold (i) for half the shares, until five years after grant, and (ii) for the balance of the shares, until 10 years after grant or until retirement, whichever occurs later.  These restricted periods may not be accelerated except in case of death.  During the restricted period, shares may not be transferred and are subject to forfeiture.  Potential events of forfeiture include early termination of employment or detrimental activity.  Examples of detrimental activity could include violating ExxonMobil's ethics policies or going to work for a competitor.  Except for these restrictions on transfer and risk of forfeiture, during the restricted period the holder of restricted stock is otherwise generally treated as a registered shareholder with the right to receive dividends and vote the shares during the restricted period.  The form of terms of the 2004 restricted stock agreements with executive officers is filed as Exhibit 99.4 to this report.

Item 9.01

Financial Statements and Exhibits

(c)  Exhibits.

99.1

Short Term Incentive Program, as amended (incorporated by reference to Exhibit 10(iii)(e) to the registrant's Annual Report on Form 10-K for 2003).

99.2

Form of 2004 Earnings Bonus Unit instrument granted to executive officers.

99.3

2003 Incentive Program (incorporated by reference to Appendix B to the Proxy Statement of Exxon Mobil Corporation dated April 17, 2003).

99.4

Form of terms of 2004 restricted stock agreements with executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date:  November 29, 2004

By:

/s/ Patrick T. Mulva

----------------------------------------------

Name:

Patrick T. Mulva

Title:

Vice President, Controller and

Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit No.

Description

99.1

Short Term Incentive Program, as amended (incorporated by reference to Exhibit 10(iii)(e) to the registrant's Annual Report on Form 10-K for 2003).

99.2

Form of 2004 Earnings Bonus Unit instrument granted to executive officers.

99.3

2003 Incentive Program (incorporated by reference to Appendix B to the Proxy Statement of Exxon Mobil Corporation dated April 17, 2003).

99.4

Form of terms of 2004 restricted stock agreements with executive officers.